Exhibit 21.01

Subsidiaries and equity accounted affiliates as at March 2, 2006

Company Name	Voting Interest	Jurisdiction of Organization	Subsidiary / Equity Accounted Affiliate / Investment (1)

CME Media Investments s.r.o.	100%	Czech Republic	Subsidiary
Vilja a.s.	100%	Czech Republic	Subsidiary
CET 21, s.r.o.	96.5%	Czech Republic	Subsidiary
CME Media Services s.r.o.	100%	Czech Republic	Subsidiary
ERIKA a.s.	100%	Czech Republic	Subsidiary
Media Capitol, a.s.	100%	Czech Republic	Subsidiary
NOVA Consulting, a.s.	100%	Czech Republic	Subsidiary
HARTIC, a.s.	100%	Czech Republic	Subsidiary
Galaxie Sport s.r.o.	100%	Czech Republic	Subsidiary
Plejada a.s.	96.5%	Czech Republic	Subsidiary (in liquidation)

Media Pro International S.A.	90%	Romania	Subsidiary
Media Vision S.R.L.	75%	Romania	Subsidiary
MPI Romania B.V	90%	Netherlands	Subsidiary
Pro TV S.A.	90%	Romania	Subsidiary
Radio Pro S.R.L	20%	Romania	Equity-Accounted Affiliate

International Media Services Ltd.	60%	Bermuda	Subsidiary
Innova Film GmbH	60%	Germany	Subsidiary
Enterprise "Inter-Media"	60%	Ukraine	Subsidiary
TV Media Planet Ltd	60%	Cyprus	Subsidiary
Broadcasting Company "Studio 1+1 LLC"	18%	Ukraine	Consolidated Variable Interest Entity
Ukrainian Media Services LLC	99%	Ukraine	Subsidiary
Ukrpromtorg 2003 LLC	65.5%	Ukraine	Subsidiary
Gravis LLC	60.4%	Ukraine	Subsidiary
Delta ZAO	60.4%	Ukraine	Subsidiary
Nart LLC	65.5%	Ukraine	Subsidiary
Stimul LLC	49.1%	Ukraine	Equity-Accounted Affiliate

A.R.J. a.s.	100%	Slovak Republic	Subsidiary
Slovenska Televizna Spolocnost s.r.o.	89.8%	Slovak Republic	Subsidiary
Markiza-Slovakia s.r.o.	80%	Slovak Republic	Subsidiary
Gamatex s.r.o.	89.8%	Slovak Republic	Subsidiary
ADAM a.s.	89.8%	Slovak Republic	Subsidiary

MM TV 1 d.o.o.	100%	Slovenia	Subsidiary
Produkcija Plus d.o.o.	100%	Slovenia	Subsidiary
POP TV d.o.o.	100%	Slovenia	Subsidiary

Kanal A d.o.o.	100%	Slovenia	Subsidiary
Superplus Holding d.d.	100%	Slovenia	Subsidiary (in liquidation)
MTC Holding d.o.o.	24%	Slovenia	Equity-Accounted Affiliate

Nova TV d.d.	100%	Croatia	Subsidiary
Operativna Kompanija d.o.o.	100%	Croatia	Subsidiary
Media House d.o.o.	100%	Croatia	Subsidiary

CME Media Enterprises B.V.	100%	Netherlands	Subsidiary
CME Czech Republic B.V.	100%	Netherlands	Subsidiary
CME Czech Republic II B.V.	100%	Netherlands	Subsidiary
CME Germany B.V.	100%	Netherlands	Subsidiary
CME Hungary B.V.	100%	Netherlands	Subsidiary
CME Poland B.V.	100%	Netherlands	Subsidiary
CME Romania B.V.	100%	Netherlands	Subsidiary

CME Ukraine Holding GmbH	100%	Austria	Subsidiary
CME Cyprus Holding Ltd	100%	Cyprus	Subsidiary
CME Germany GmbH	100%	Germany	Subsidiary (in liquidation)
CME Development Corporation	100%	USA	Subsidiary

Central European Media Enterprises N.V.	100%	Netherlands Antilles	Subsidiary
Central European Media Enterprises II BV	100%	Netherlands Antilles	Subsidiary

(1) All subsidiaries have been consolidated in our Financial Statements. All equity-accounted affiliates have been accounted for using the equity method.